UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2013

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Item 8.01 Other Events

On November 25, 2013, Inception Mining Inc. (the “Company”) issued a press release announcing the filing of a National Instrument 43-101 (“NI 43-101”) compliant technical report (the “Technical Report”) on the Company’s two patented mine claims, the U.P. and Burlington mines located near Salmon, Idaho. The NI 43-101 report now presents all historical resource data in a compliant format. The press release, dated November 25, 2013, is hereby being furnished to the Securities Exchange Commission (“SEC”) as Exhibit 99.1 to this current report on Form 8-K. The Technical Report is hereby being furnished to the SEC as Exhibit 99.2 to this current report on Form 8-K to satisfy our company’s “public disclosure” obligations under Regulation FD of the SEC. The Technical Report was prepared in accordance with NI 43-101, Standards of Disclosure for Mineral Projects, by Mr. Brian T. Brewer, CPG, who is a “qualified person” within the meaning of NI 43-101. Mr. Brewer is the COO and a director of the Company and owns 500,000 shares of common stock of the Company.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Technical Report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this current report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 25, 2013

99.2	Technical Report for U.P. and Burlington Mine Property, Lemhi County, Idaho, USA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: December 2, 2013	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer